Exhibit 99.1

HARLEYSVILLE SAVINGS FINANCIAL CORPORATION

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION
December 7, 2012	Brendan J. McGill
Executive Vice President and Chief
Financial and Operating Officer
(215) 256-8828

HARLEYSVILLE SAVINGS FINANCIAL CORPORATION ANNOUNCES
INTENTION TO VOLUNTARILY DELIST FROM THE NASDAQ STOCK MARKET
AND DEREGISTER AS REPORTING COMPANY WITH THE SEC

Harleysville, Pennsylvania – December 7, 2012. Harleysville Savings Financial Corporation (the “Company”) (NASDAQ: HARL) announced today that its Board of Directors approved the voluntary delisting of its common stock from the Nasdaq Stock Market and the deregistration of the Company as a reporting company with the Securities and Exchange Commission. The Company has notified the Nasdaq Stock Market of its intent to voluntarily delist its common stock from the Nasdaq Global Market. The Company intends to file a notice on Form 25 with the SEC on December 17, 2012 to delist the common stock from Nasdaq. The Company anticipates that its common stock would be suspended from trading on Nasdaq on December 27, 2012 and that, promptly thereafter, its common stock would be quoted and traded under the symbol “HARL” on the OTCQB Marketplace, operated by OTC Markets Group. The Company also intends to file a Form 15 with the SEC on or about December 28, 2012 in order to terminate the registration of the common stock under Section 12 of the Securities Exchange Act of 1934 and expects the deregistration to become effective 90 days after the Form 15 is filed. At such time, the Company’s periodic reporting obligations under Sections 13 and 15(d) of the Exchange Act would be suspended, including its obligations to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

The Company’s decision to delist and deregister the common stock comes in response to the recent adoption of the Jumpstart Our Business Startups Act (the “JOBS Act”), which, among other things, allows banks and bank holding companies to deregister with the SEC if they have fewer than 1,200 stockholders of record. The Company’s Board of Directors authorized the deregistration after concluding that the consequences of remaining an SEC reporting company, including the significant costs associated with regulatory compliance, outweighed the current benefits of being listed on Nasdaq. The Board of Directors believes that the expense reductions inherent in delisting and deregistering its stock will benefit the Company and its stockholders and serve to maximize the long term value of the Company. In addition, following deregistration, the Company’s senior management will be able to focus more on the day-to-day operations of the Company as opposed to the considerable time and effort necessary to manage compliance with SEC reporting requirements. The Company will continue to be audited by an independent accounting firm and prepare and publish quarterly and annual financial results in its earnings releases.

The Company’s wholly-owned banking subsidiary, Harleysville Savings Bank, will continue to report detailed quarterly financial results to the Federal Deposit Insurance Corporation via its Call Reports, which are publicly available on the FDIC’s website at www.fdic.gov.

Harleysville Savings Financial Corporation is the holding company for Harleysville Savings Bank. Established in 1915, Harleysville Savings Bank is a Pennsylvania chartered and federally insured savings bank headquartered in Harleysville, PA. Harleysville is located in central Montgomery County, which has the third largest population base and the second highest per capita income in the state of Pennsylvania.

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to be correct. Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of management.

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